SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        August 5, 1996  (July 19, 1996)
               Date of Report (Date of earliest event reported)


                              DT INDUSTRIES, INC.
              (Exact name of registrant as specified in charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                0-23400                               44-0537828
       (Commission File Number)          (I.R.S. Employer Identification No.)



            1949 East Sunshine, Suite 2-300, Springfield, MO  65804
- - - -------------------------------------------------------------------------------
                   (Address of principal executive offices)
                                  (Zip Code)


                                (417) 890-0102
- - - -------------------------------------------------------------------------------
             (registrant's telephone number, including area code)


                     441 West Elm St., Lebanon, MO 65536
- - - -------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On July 19, 1996, DT Industries, Inc. (the "Company"), acquired the issued and outstanding stock of Mid-West Automation Enterprises, Inc. ("Mid-West") through a subsidiary merger transaction. Prior to the acquisition, the stock of Mid-West was held by RGA Associates, an Illinois limited partnership and Robert Eitzinger Trust No. 1. Both of these entities are beneficially owned by Robert Eitzinger and his immediate family. Robert Eitzinger will remain as president of Mid-West. By virtue of the acquisition, the Company has acquired control of Mid-West, the underlying assets of which consist of cash and investments, machinery and equipment, accounts receivable, inventory and general intangibles. Mid-West is a Chicago-area designer and manufacturer of integrated precision assembly systems. The Company intends to continue operating Mid-West in the markets served and, accordingly, intends to continue to use its assets in the same manner they were used prior to the acquisition.

The purchase price paid by the Company was approximately $77 million, net of cash acquired, all of which was obtained by the Company pursuant to an amendment to the Company's Amended and Restated Term and Revolving Loan Agreement with Boatmen's National Bank of St. Louis and Dresdner Bank AG as Co-Agents. The purchase price was determined by negotiation between the Company and the former stockholders of Mid-West. The acquisition will be accounted for under the purchase method of accounting with the excess purchase price over the estimated fair value of net assets acquired recorded as goodwill.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Mid-West for the fiscal years ended May 29, 1996, May 28, 1995 and May 29, 1994*.

(b) Pro forma financial information for the Company for the fiscal year ended June 30, 1996*.

(c) Agreement and Plan of Merger by and among Automation Acquisition Corporation, DT Industries, Inc., Mid-West Automation Enterprises, Inc. and the Stockholders.

(d)   Indemnification and Escrow Agreement.

(e)   Second Amended and Restated Credit Facilities Agreement.

(f)   Press Release of the Company dated July 22, 1996.










* It is impractical for the Company, at the time of this filing, to provide financial statements for Mid-West or pro forma financial information for the Company relative to the acquisition of Mid-West. Pursuant to the instructions for Item 7 of Form 8-K, the Company will furnish such required financial statements and pro forma financial information as soon as practicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DT INDUSTRIES, INC.


Date:  August 5, 1996             by  /s/ Bruce P. Erdel
                                      ----------------------------------------
                                      Bruce P. Erdel
                                      Vice President - Finance and Secretary

                                 EXHIBIT INDEX


Exhibit No.       Description

   2.1            Agreement and Plan of Merger by and
                  among Automation Acquisition Corporation,
                  DT Industries, Inc., Mid-West Automation
                  Enterprises, Inc. and the Stockholders.

   2.2            Indemnification and Escrow Agreement.

   10             Second Amended and Restated Credit
                  Facilities Agreement.

   99             Press Release of the Company dated
                  July 22, 1996.